UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 5, 2006
UICI
(Exact name of registrant as specified in its charter)

Delaware	001-14953	75-2044750

(State or other jurisdiction of incorporation	(Commission File	(IRS Employer
or organization)	Number)	Identification No.)

9151 Grapevine Highway, North Richland Hills, Texas	76180

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 255-5200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4e under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.
     On April 5, 2006, the Company issued a press release announcing that it completed its previously announced merger providing for the acquisition of the Company by affiliates of a group of private equity investors, including The Blackstone Group, Goldman Sachs Capital Partners and DLJ Merchant Banking Partners. As a result of the merger, holders of record on April 5, 2006 of UICI common shares (other than shares held by certain members of management and shares held through UICI’s agent stock accumulation plans) are entitled to receive $37.00 in cash per share. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 — Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Exhibits
99.1	—	Press release issued by the Company on April 5, 2006 that it completed its previously announced merger providing for the acquisition of the Company by affiliates of a group of private equity investors, including The Blackstone Group, Goldman Sachs Capital Partners and DLJ Merchant Banking Partners. As a result of the merger, holders of record on April 5, 2006 of UICI common shares (other than shares held by certain members of management and shares held through UICI’s agent stock accumulation plans) are entitled to receive $37.00 in cash per share.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UICI

(Registrant)

Date:	April 5, 2006	By	/s/ Mark D. Hauptman

Mark D. Hauptman
Vice President and Chief
Financial Officer

Exhibit Index

Exhibit
Number		Description

99.1	—	Press release issued by the Company on April 5, 2006 announcing that it completed its previously announced merger providing for the acquisition of the Company by affiliates of a group of private equity investors, including The Blackstone Group, Goldman Sachs Capital Partners and DLJ Merchant Banking Partners. As a result of the merger, holders of record on April 5, 2006 of UICI common shares (other than shares held by certain members of management and shares held through UICI’s agent stock accumulation plans) are entitled to receive $37.00 in cash per share.

1